Exhibit 99.1


                          [Applied DNA Sciences - LOGO]

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 APPLIED DNA SCIENCES ENTERS KOSHER FOOD AUTHENTICATION MARKET WITH HPT
                                  INTERNATIONAL


STONY BROOK, N.Y., March 23, 2007 /Business Wirel/ -- Applied DNA Sciences, Inc. (OTC Bulletin Board: APDN - News), a DNA security solutions company, today announced that it has entered into an agreement with HPT International, LLC
(HPT), a food authentication solutions company, under which HPT will become a reseller of APDN's SigNature DNA Markers. HPT and Meyhen International Corporation (Meyhen) have recently created a joint venture to provide labels for kosher and non-kosher foods worldwide. Meyhen provides poultry processing automation solutions to poultry markets globally. In the U.S. alone, an average of nine billion chickens are processed annually.

Under the terms of this agreement, APDN agreed to supply its SigNature(TM) DNA Markers to HPT to be embedded onto HPT holograms, Nylon 6 tags and other plastic or metal food tags. HPT has been granted exclusive rights to affix and distribute SigNature DNA Markers on such products to its customers in the United States in the poultry and kosher food markets, and non-exclusive rights to affix and distribute them on such products throughout the world. HPT's exclusive rights in the U.S. poultry and kosher foods markets are dependent upon HPT reaching specific sales goals.

We believe counterfeiting and tampering are major issues for the food industry today and are becoming more problematic all the time. Advances in printing technology make it easier and less expensive to mimic labels and packaging for counterfeit branded foods. Global concerns about bioterrorism and food-based disease transmission appear to have enhanced the consumer's appreciation for label authenticity. In response, companies are turning to new security platforms and intelligent labeling to provide consumers and customers a way to check for authenticity at different points throughout the supply chain.

"We believe that our holograms and other food tags embedded with SigNature(TM) DNA Markers will provide a significant deterrent against counterfeiting and will allow for a forensic level of authentication," stated Israel Sar-El, CEO of HPT International. "This will offer retailers and consumers increased confidence in the quality and safety of the goods they are purchasing."

Dr. James A. Hayward, CEO of Applied DNA Sciences added, "This is an excellent example of how our SigNature(TM) DNA Markers can be integrated with existing security solutions such as holograms to provide a secure, accurate and cost effective means to quickly and reliably authenticate and identify products. We regard the protection of consumer health via the authentication of foods, personal care items and pharmaceuticals as one of our highest priorities."

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ABOUT HPT INTERNATIONAL, INC.

HPT International is an innovative provider of complete food authentication labeling solutions, combining cutting edge labeling technology with automation solutions covering the gamut of labeling requirements. HPT is a privately held, privately funded corporation previously headquartered in Israel. HPT has recently relocated its headquarters and primary operations to the USA as HPT International, based on a strategic partnership recently established providing penetration of the North American market.


ABOUT APPLIED DNA SCIENCES, INC.

Applied DNA Sciences, Inc. provides botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical locations and databases. APDN's common stock is listed on the Over-The-Counter Bulletin Board under the symbol "APDN".

The statements made by APDN may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe APDN's future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited market acceptance, market competition and various other factors detailed from time to time in APDN's SEC reports and filings, including our Annual Report on Form 10-KSB, filed on January 16, 2007 and our subsequent quarterly report on Form 10-QSB. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SOURCE Applied DNA Sciences, Inc.

-0-03/23/2007
/CONTACT: Debbie Bailey, 631-444-8090, fax: 631-444-8848/
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